UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2007

The Mills Corporation

The Mills Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
Delaware	000-50694	52-1873369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, MD 20815

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 301-968-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2007, the New York Stock Exchange (the “NYSE”) announced that trading in securities of The Mills Corporation (the “Company”) listed on the NYSE would be suspended at the opening of business on April 3, 2007 in light of the merger (the “Merger”) on April 3, 2007 of SPG-FCM Acquisition, Inc., a subsidiary (“Sub”) of SPG-FCM Ventures, LLC (“Purchaser”), a joint venture between an entity owned by Simon Property Group, Inc. (“SPG”) and funds managed by Farallon Capital Management, L.L.C. (“Farallon”), with and into the Company. The Company’s securities as to which trading is suspended are the Company’s common stock, 9% Series B Cumulative Redeemable Preferred Stock, 9% Series C Cumulative Redeemable Preferred Stock, 8.75% Series E Cumulative Redeemable Preferred Stock, and Depositary Shares, each of which represents a 1/100th fractional interest in a share of 7.875% Series G Cumulative Redeemable Preferred Stock. The NYSE further announced that following suspension, application will be made to the Securities and Exchange Commission to delist these securities.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.01 relating to the exercise of the Option (as defined below) is incorporated into this Item 3.02 by reference. The shares of common stock of the Company issued upon exercise of the Option were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 5.01	Changes in Control of Registrant.

On March 29, 2007, SPG and Farallon announced that the $25.25 per share cash tender offer (the “Offer”) for all outstanding shares of common stock of the Company by Purchaser had been successfully completed. Purchaser has advised the Company that, based upon information obtained by Purchaser from the depositary for the Offer, as of the expiration of the Offer at midnight at the end of March 28, 2007, a total of 48,935,908 shares of common stock of the Company (including 6,049,663 shares that were tendered pursuant to guaranteed delivery procedures) were validly tendered and not withdrawn in the Offer. These shares represent approximately 86% of the outstanding shares of common stock of the Company and, together with shares owned by funds managed by Farallon, represent approximately 96.8% of the outstanding shares of common stock of the Company.

The Offer was made in accordance with, and the acceptances were made on March 29, 2007 pursuant to, the terms of the Agreement and Plan of Merger, dated as of February 12, 2007 (the “Merger Agreement”), by and among Purchaser, Sub, SPG-FCM Acquisition, L.P. (“Purchaser LP”), the Company and The Mills Limited Partnership (“Mills LP”).

On March 29, 2007, Sub notified the Company of its exercise of its option from the Company granted at the time of the execution of the Merger Agreement (the “Option”) to purchase an additional 22,000,000 shares of common stock of the Company in order to result in ownership of record of over 90% of the outstanding shares of common stock (after giving effect to the Option exercise) prior to the physical delivery of shares of common stock tendered pursuant to guaranteed delivery procedures. The consideration per share equaled the $25.25 price per share paid in the Offer, payable at the time of exercise in the form of (a) $0.01 in cash per optioned share and (b) a promissory note (a “Note”) of Purchaser in the principal amount of the $25.25 price per share paid in the Offer less $0.01 per share, which Note (i) is due and payable 5 years from the date of its issue, (ii) bears interest at the prime rate in effect from time to time of Citibank N.A., payable annually on each anniversary of the date of its issue, and (iii) is prepayable at any time without penalty at Purchaser’s option. This transaction closed on Friday, March 30, 2007.

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On April 3, 2007, the acquisition of the Company by Purchaser was completed by means of the Merger. In the Merger, (a) all outstanding shares of common stock of the Company (other than shares held by the Company, Purchaser or any subsidiary of Purchaser and shares as to which appraisal rights are perfected under Delaware law) were converted into the right to receive the same $25.25 in cash per share as was paid in the Offer, without interest and (b) each outstanding series of preferred stock of the Company remains outstanding. The amount of consideration and source of funds used by the Purchaser to acquire the Company’s outstanding shares of common stock is described in Item 13 of the Purchaser’s Offer to Purchase, dated March 1, 2007, which description is incorporated herein by reference.

As a result of the Merger, the Purchaser has control of the Company and has indirect control of Mills LP.

The Merger Agreement provided that, subject to compliance with applicable laws, promptly upon the payment by the Purchaser for shares of the Company’s common stock pursuant to the tender offer and from time to time thereafter the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, to the Company’s Board of Directors as is equal to the product of the total number of directors on the Board multiplied by the percentage of the Company’s common stock owned by the Purchaser and its affiliates, and that the Company shall, upon request of the Purchaser, promptly take all actions necessary to cause the Purchaser’s designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors. The Merger Agreement also provided that the Purchaser shall in any case be entitled to designate at least a majority of the directors on the Company’s Board of Directors so long as it owns a majority of the Company’s outstanding common stock. The Purchaser chose not to exercise its right to designate any directors pursuant to these provisions.

Under the Merger Agreement, as a result of the Merger, the directors of Sub immediately prior to the Merger now comprise the directors of the Company. See Item 5.02 below for additional information, which Item 5.02 is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Each of the Company’s directors other than Robert P. Pincus and Cristina L. Rose resigned from the Board of Directors of the Company effective as of March 29, 2007, the date upon which Purchaser accepted shares for payment pursuant to the Offer. The directors who resigned as of such date were James C. Braithwaite, S. Joseph Bruno, Edward S. Civera, Hon. Joseph B. Gildenhorn, Jon N. Hagan, Frank W. Lampl, Keith M. Locker, Colombe M. Nicholas, Harry H. Nick, Mark S. Ordan, Laurence C. Siegel and Franz von Perfall. Each resigning director resigned pursuant to the terms of the Merger Agreement, as described above in Item 5.01. As a result of the Merger, Mr. Pincus and Ms. Rose automatically ceased to serve as directors of the Company and the directors of Sub immediately prior to the Merger (Richard B. Fried and David Simon) now comprise the directors of the Company. The information regarding the new directors set forth in the Offer to Purchase, dated March 1, 2007, attached as Exhibit 99(a) to the Schedule TO filed by the Company on March 1, 2007, and in the Schedule 14F-1 filed by the Company on March 19, 2007 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ Richard J. Nadeau
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its General Partner

By:	/s/ Richard J. Nadeau
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

Date: April 3, 2007

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